QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

        The following is a listing of the subsidiaries of the registrant at December 31, 2010.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Actbliz México, S. de R.L. de C.V.	Mexico
Activision Asia Pacific Holding Pte. Ltd	Singapore
Activision Blizzard Benelux B.V	Netherlands
Activision Blizzard Bermuda Limited	Bermuda
Activision Blizzard Deutschland GmbH	Germany
Activision Blizzard France SAS	France
Activision Blizzard International Holdings, Inc	US—Delaware
Activision Blizzard Ireland Limited	Ireland
Activision Blizzard Italia Srl	Italy
Activision Blizzard Nordic AB	Sweden
Activision Blizzard Pty Limited	Australia
Activision Blizzard Spain, SL	Spain
Activision Blizzard Switzerland GmbH	Switzerland
Activision Blizzard Treasury SAS	France
Activision Blizzard UK Limited	UK
Activision Blizzard, Inc	US—Delaware
Activision Canada, Inc	Canada
Activision Computer Technology (Shanghai) Co., Ltd	China
Activision Entertainment Holdings, Inc. (fka Vivendi Games, Inc.)	US—Delaware
Activision Europe Limited	UK
Activision Korea, Ltd	South Korea
Activision Limited	Japan
Activision Luxembourg, S.A.R.L. LLC	US—Nevada
Activision Luxembourg, SARL	Luxembourg
Activision Productions, Inc	US—Delaware
Activision Publishing Europe, LLP	UK
Activision Publishing Ireland Limited	Ireland
Activision Publishing, Inc	US—Delaware
Activision Shanghai (fka Studio Ch'in LLC)	China
Activision Singapore Pte. Ltd	Singapore
Activision Testing & Verification, Inc	US—California
Activision Texas, Inc	US—Texas
Activision Value Publishing, Inc	US—Minnesota
Activision Vermogensverwaltungs GmbH	Germany
Advantage Entertainment Distribution Limited	UK
ATVI C.V	Netherlands

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
ATVI LLC	US—Delaware
Beenox, Inc	Canada
Bizarre Creations Limited	UK
Blizzard Entertainment (Hong Kong) Limited	Hong Kong
Blizzard Entertainment Argentina SRL	Argentina
Blizzard Entertainment Brasil Importação e Comércio Ltda	Brazil
Blizzard Entertainment Inc. Taiwan Branch	Taiwan
Blizzard Entertainment Ireland Limited	Ireland
Blizzard Entertainment Korea Limited	South Korea
Blizzard Entertainment SAS	France
Blizzard Entertainment Singapore Ltd	Singapore
Blizzard Entertainment, Inc	US—Delaware
Blizzard Software Development (Shanghai) Co., Ltd	China
Budcat Creations, Inc	US—Delaware
California 7 Studios, Inc	US—California
Central Technology East, Inc	US—Delaware
Centresoft Ltd	UK
Combined Distribution Holdings Ltd	UK
Coöperatie Activision Blizzard International U.A	Netherlands
Coöperatie Activision Blizzard International U.A. Taiwan Branch	Taiwan
Demonware Inc	Canada
Demonware Ltd	Ireland
Freestyle Games, Ltd	UK
Guitar Hero, Inc. [fka RedOctane, Inc.]	US—California
High Moon Studios, LLC	US—California
Igloo Distribution Limited	UK
Impressions Software, Inc	US—Delaware
Infinity Ward, Inc	US—Delaware
Interactive Associates, Inc	US—Delaware
NBG EDV Handels-und Verlags GmbH & Co KG	Germany
Neversoft Entertainment, Inc	US—California
PDQ Distribution Ltd	UK
Radical Entertainment, Inc	Canada
RedOctane Technologies Pvt. Ltd	India
Rollover Productions, Inc	US—Delaware
Sierra Entertainment, Inc	US—Delaware
Sledgehammer Games, Inc	US—Delaware
Swordfish Studios Limited	UK
Toys for Bob, Inc	US—California
Treyarch Corporation	US—Delaware
Vicarious Visions, Inc	US—New York
Vivendi Games Asia Pacific Pte. Ltd	Singapore
Vivendi Games Australia Pty. Ltd	Australia

QuickLinks

  Exhibit 21.1